Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2012 and For the Quarter Ended March 31, 2012

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Quarter ended March 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Interest income
Trading assets	$ 80	297	377
Securities available for sale	1,894	194	2,088
Mortgages held for sale	271	188	459
Loans held for sale	9	-	9
Loans	8,078	1,119	9,197
Other interest income	384	(259)	125

Total interest income	10,716	1,539	12,255

Interest expense
Deposits	439	18	457
Short-term borrowings	19	(3)	16
Long-term debt	291	539	830
Other interest expense	35	29	64

Total interest expense	784	583	1,367
Net interest income	9,932	956	10,888
Provision for credit losses	1,687	308	1,995

Net interest income after provision for credit losses	8,245	648	8,893

Noninterest income
Service charges on deposit accounts	1,089	(5)	1,084
Trust and investment fees	569	2,270	2,839
Card fees	624	30	654
Other fees	958	137	1,095
Mortgage banking	2,804	66	2,870
Insurance	12	507	519
Net gains from trading activities	431	209	640
Net gains (losses) on debt securities available for sale	(8)	1	(7)
Net gains from equity investments	20	344	364
Operating leases	57	2	59
Other	789	(158)	631

Total noninterest income	7,345	3,403	10,748

Noninterest expense
Salaries	3,146	455	3,601
Commission and incentive compensation	1,097	1,320	2,417
Employee benefits	1,113	495	1,608
Equipment	533	24	557
Net occupancy	593	111	704
Core deposit and other intangibles	399	20	419
FDIC and other deposit assessments	340	17	357
Other	2,550	780	3,330

Total noninterest expense	9,771	3,222	12,993

Income before income tax expense	5,819	829	6,648
Income tax expense	1,977	351	2,328

Net income before noncontrolling interests	3,842	478	4,320
Less: Net income from noncontrolling interests	74	(2)	72

Net income	$3,768	480	4,248

Net income applicable to common stock	$3,768	254	4,022

Wells Fargo & Company

Supplementary Consolidating Statement of Comprehensive Income (Unaudited)

	Quarter ended March 31,2012

(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Net income	$3,768	408	4,248

Other comprehensive income, net of tax:
Foreign currency translation adjustments	14	(8)	6
Securities available for sale	739	285	1,024
Derivatives and hedging activities	(40)	3	(37)
Defined benefit plans adjustment	(4)	24	20

Other comprehensive income, net of tax	709	304	1,013
Less: Other comprehensive income from noncontrolling interests	-	4	4

Wells Fargo other comprehensive income, net of tax	709	300	1,009

Wells Fargo comprehensive income	4,477	708	5,257
Comprehensive income from noncontrolling interests	74	2	76

Total comprehensive income	$4,551	782	5,333

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	March 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Assets
Cash and due from banks	$17,216	(216)	17,000
Federal funds sold, securities purchased under resale agreements and other short-term investments	75,081	(938)	74,143
Trading assets	50,280	25,416	75,696
Securities available for sale	204,705	25,561	230,266
Mortgages held for sale	28,995	14,454	43,449
Loans held for sale	939	19	958

Loans	710,355	56,166	766,521
Allowance for loan losses	(15,934)	(2,918)	(18,852)

Net loans	694,421	53,248	747,669
Mortgage servicing rights:
Measured at fair value	13,835	(257)	13,578
Amortized	1,075	(1)	1,074
Premises and equipment, net	7,788	1,503	9,291
Goodwill	21,276	3,864	25,140
Other assets	66,206	29,329	95,535

Total assets	$1,181,817	151,982	1,333,799

Liabilities
Noninterest-bearing deposits	$226,062	28,951	255,013
Interest-bearing deposits	693,830	(18,576)	675,254
Total deposits	919,892	10,375	930,267
Short-term borrowings	35,569	15,395	50,964
Accrued expenses and other liabilities	57,487	18,480	75,967
Long-term debt	43,031	86,721	129,752
Total liabilities	1,055,979	130,971	1,186,950
Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	12,101	12,101
Common stock	519	8,489	9,008
Additional paid-in capital	99,458	(41,889)	57,569
Retained earnings	19,264	47,975	67,239
Cumulative other comprehensive income (loss)	5,478	(1,262)	4,216
Treasury stock	-	(2,958)	(2,958)
Unearned ESOP shares	-	(1,659)	(1,659)
Total stockholders’ equity	124,719	20,797	145,516
Noncontrolling interests	1,119	214	1,333

Total equity	125,838	21,011	146,849

Total liabilities and equity	$1,181,817	151,982	1,333,799

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Quarter ended March 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Preferred stock
Balance, December 31, 2011	$-	11,431	11,431
Preferred stock issued to ESOP	-	940	940
Preferred stock converted to common shares	-	(270)	(270)
Balance, March 31, 2012	-	12,101	12,101
Common stock
Balance, December 31, 2011	519	8,412	8,931
Issued/converted	-	77	77
Balance, March 31, 2012	519	8,489	9,008
Additional paid-in capital
Balance, December 31, 2011	99,326	(43,369)	55,957
Capital infusion	132	(132)	-
Noncontrolling interests	-	(6)	(6)
Common stock issued	-	815	815
Preferred stock issued to ESOP	-	88	88
Preferred stock released to ESOP	-	(25)	(25)
Preferred stock converted to common shares	-	257	257
Common stock dividends	-	12	12
Tax benefit upon exercise of stock options	-	104	104
Stock option compensation expense	-	269	269
Common stock repurchased	-	150	150
Net change in deferred compensation and related plans	-	(52)	(52)
Balance, March 31, 2012	99,458	(41,889)	57,569

Retained earnings
Balance, December 31, 2011	18,744	45,641	64,385
Cumulative effect from changes in accounting	2	-	2
Net income	3,768	480	4,248
Common stock dividends	(3,250)	2,073	(1,177)
Preferred stock dividends	-	(219)	(219)
Balance, March 31, 2012	19,264	47,975	67,239

Cumulative other comprehensive income
Balance, December 31, 2011	4,769	(1,562)	3,207
Other comprehensive income	709	300	1,009
Balance, March 31, 2012	5,478	(1,262)	4,216

Treasury stock
Balance, December 31, 2011	-	(2,744)	(2,744)
Common stock repurchased	-	(214)	(214)
Balance, March 31, 2012	-	(2,958)	(2,958)

Unearned ESOP shares
Balance, December 31, 2011	-	(926)	(926)
Preferred stock issued to ESOP	-	(1,028)	(1,028)
Preferred stock released to ESOP	-	295	295
Balance, March 31, 2012	-	(1,659)	(1,659)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2011	123,358	16,883	140,241
Balance, March 31, 2012	124,719	20,797	145,516

Noncontrolling interests
Balance, December 31, 2011	1,133	313	1,446
Net income	74	(2)	72
Translation adjustments	-	4	4
Noncontrolling interests	(88)	(101)	(189)
Balance, March 31, 2012	1,119	214	1,333
Total stockholders’ equity, March 31, 2012	$125,838	21,011	146,849